Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Avnet, Inc.:

We consent to the use of our report with respect to the consolidated financial statements, the related financial statement schedule and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Phoenix, Arizona

December 18, 2018